UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2015 (May 28, 2015)

VENOCO, INC.

DENVER PARENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	Venoco, Inc. 333-123711 Denver Parent Corporation 333-191602	Venoco, Inc. 77-0323555 Denver Parent Corporation 44-0821005
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

370 17th Street, Suite 3900 Denver, Colorado	80202-1370
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 626-8300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 28, 2015, Ian Livett, Vice President-Southern California Operations of Venoco, Inc. (“Venoco”) resigned from that position.  Mr. Livett’s resignation will become effective on July 31, 2015.  On the same date, Michael Wracher, previously Venoco’s Vice President-Exploration and New Ventures, was appointed Venoco’s Senior Vice President-Southern California Operations as Mr. Livett’s successor, effective June 1, 2015.

Mr. Wracher, 52, joined Venoco in 1998 and has held various roles of increasing responsibility in development, exploration and operations.  He was appointed Vice President — Exploration in September 2008, Vice President — Sacramento Basin in August 2010, and Vice President of New Ventures and Exploration in January 2013.  Prior to joining Venoco, Mr. Wracher worked for Mobil Oil Corporation where he was responsible for both development and exploration geology.  Mr. Wracher holds a B.S. in Geology from Fort Lewis College, an M.S. in Geology from San Diego State University and an M.S. in Global Energy Management from the University of Colorado, Denver.

In connection with Mr. Wracher’s promotion, his annual base salary was increased from $321,000 to $345,000 and his target cash bonus and equity award amounts were increased from 70% and 140%, respectively, to 80% and 160%, respectively, of his base salary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 3, 2015

DENVER PARENT CORPORATION
VENOCO, INC.

By:	/s/ Mark DePuy
Name:	Mark DePuy
Title:	Chief Executive Officer, Venoco, Inc.
President and Chief Operating Officer, Denver Parent Corporation